Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-4171
Frank Madonia, General Counsel (423) 238-4171
FTI Consulting, Inc.
Investor Contact: Mark Barbalato (212) 850-5707

MILLER INDUSTRIES REPORTS 2021 FIRST QUARTER RESULTS

CHATTANOOGA, Tenn., May 5, 2021/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the first quarter ended March 31, 2021.

For the first quarter of 2021, net sales were $169.9 million, a decrease of 3.5%, compared to $176.1 million for the first quarter of 2020. Net income in the first quarter of 2021 was $3.2 million, or $0.28 per share, a decrease of 41.5%, compared to net income of $5.4 million, or $0.48 per share, in the prior year period.

Gross profit for the first quarter of 2021 was $15.8 million, or 9.3% of net sales, compared to $18.5 million, or 10.5% of net sales, for the first quarter of 2020. Selling, general and administrative expenses were $11.1 million, or 6.5% of net sales, compared to $11.0 million, or 6.2% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable June 14, 2021 to shareholders of record at the close of business on June 7, 2021, the forty-second consecutive quarter that the Company has paid a dividend.

Jeffrey I. Badgley, Co-Chief Executive Officer of the Company said, “As we stated in our fourth quarter earnings release, our operational performance during January was impacted by delivery delays throughout our network which were associated with the rollout of our new enterprise software system, as well as other COVID-19 related supply chain disruptions and limited availability of freight transportation. With that said, Will and I are pleased to report that the first phase of our enterprise software upgrade rollout has been completed and we are beginning to realize the benefits of our enhanced operational efficiencies. Despite these early challenges, we were able to successfully work through many of those issues during the first half of the first quarter and our operations began to normalize as the quarter progressed. Importantly, the normalization we experienced exiting the first quarter has continued into the second quarter.”

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MILLER INDUSTRIES REPORTS 2021 FIRST QUARTER RESULTS	PAGE 2

Mr. Badgley continued, “While global shipping constraints and certain supply chain disruptions continued to weigh on our business, we are very encouraged by what we are currently experiencing in all of our markets. More specifically, we are extremely encouraged by the current demand trends in our business as evidenced by our strong order rates and healthy backlog. However, supply chain disruptions and high materials costs have potential to impact our ability to obtain certain raw materials and purchased component parts that are necessary to our production processes throughout 2021, including our ability to obtain chassis from third party suppliers. We will continue to aggressively work through those challenges to ensure that we can meet customer demand. Moving ahead into the second quarter, overall demand trends remain favorable and we are well positioned to capitalize on our growth strategy. Our steadfast commitment to operational excellence, strong balance sheet, and leading market position provide us with the necessary tools to drive the business forward and generate shareholder value.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, May 6, 2021, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/41195

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 13, 2021. The replay number is 1-844-512-2921, Passcode 9073027.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2021 FIRST QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the overall impact of the COVID-19 pandemic on the Company’s revenues, results of operations and financial condition; the duration and severity of the COVID-19 pandemic, including actions that may be taken by government authorities and others to address or otherwise mitigate the impact of the COVID-19 pandemic; the cyclical nature of our industry and changes in consumer confidence; economic and market conditions, including the negative impacts of the COVID-19 pandemic on global economies and the Company’s customers, suppliers and employees; our dependence upon outside suppliers for our raw materials, including aluminum, steel, and petroleum-related products as well as other purchased component parts;  changes in price and availability (including as a result of increased demand due to improving economic conditions, the impact of the COVID-19 pandemic and the imposition of additional tariffs) of aluminum, steel, petroleum-related products and other purchased component parts;  delays in receiving supplies of such materials or parts, including as a result of the impact of the COVID-19 pandemic; our customers’ access to capital and credit to fund purchases; operational challenges caused by increased sales volumes in recent years, prior to the COVID-19 pandemic; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation; special risks from our sales to U.S. and other governmental entities through prime contractors; our ability to secure new government orders; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulations; failure to comply with domestic and foreign anti-corruption laws; competition in our industry and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
			%
	2021	2020	Change
NET SALES	$169,912	$176,054	(3.5)%

COSTS OF OPERATIONS	154,081	157,516	(2.2)%

GROSS PROFIT	15,831	18,538	(14.6)%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	11,051	10,974	0.7%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	275	359	(23.4)%

Other Expense, Net	276	91	203.3%

Total Expense, Net	11,602	11,424	1.6%

INCOME BEFORE INCOME TAXES	4,229	7,114	(40.6)%

INCOME TAX PROVISION	1,051	1,683	(37.6)%

NET INCOME	$3,178	$5,431	(41.5)%

BASIC INCOME PER COMMON SHARE	$0.28	$0.48	(41.7)%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,410	11,405	0.0%

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,
	2021	December 31,
	(Unaudited)	2020
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$56,199	$57,521
Accounts receivable, net of allowance for doubtful accounts of $1,348 and $1,295 at March 31, 2021 and December 31, 2020, respectively	167,694	141,642
Inventories, net	84,940	83,939
Prepaid expenses	6,552	3,167
Total current assets	315,385	286,269
NONCURRENT ASSETS:
Property, plant and equipment, net	98,734	98,620
Right-of-use assets - operating leases	1,431	1,468
Goodwill	11,619	11,619
Other assets	491	434
TOTAL ASSETS	$427,660	$398,410

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$113,351	$85,534
Accrued liabilities	24,166	24,773
Current portion of operating lease obligation	371	354
Current portion of finance lease obligation	22	21
Total current liabilities	137,910	110,682
NONCURRENT LIABILITIES:
Noncurrent portion of operating lease obligation	1,061	1,116
Noncurrent portion of finance lease obligation	9	15
Deferred income tax liabilities	4,143	4,144
Total liabilities	143,123	115,957

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,410,728 and 11,405,468, outstanding at March 31, 2021 and December 31, 2020, respectively	114	114
Additional paid-in capital	151,449	151,249
Accumulated surplus	135,003	133,879
Accumulated other comprehensive loss	(2,029)	(2,789)
Total shareholders' equity	284,537	282,453
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$427,660	$398,410